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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Helmerich & Payne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1437 SOUTH BOULDER AVENUE
TULSA, OKLAHOMA 74119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held at The Philbrook Museum of Art, Patti Johnson Wilson Hall, 2727 South Rockford Road, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 3, 2004, for the following purposes:

1. To elect three Directors comprising the class of Directors of the Company known as the “First Class” for a three-year term expiring in 2007.

2. To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

      In accordance with the By-laws, the close of business on January 9, 2004, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

      The Company’s Proxy Statement is submitted herewith and is first being sent or given to the stockholders on or about January 26, 2004. The annual report for the year ended September 30, 2003, has either been mailed previously to stockholders or accompanies this Proxy Statement.

      STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

By Order of the Board of Directors

STEVEN R. MACKEY
Secretary

Tulsa, Oklahoma

January 26, 2004

1437 SOUTH BOULDER AVENUE
TULSA, OKLAHOMA 74119

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc. (the “Company”), and will be voted at the Annual Meeting of Stockholders on March 3, 2004. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 26, 2004.

      Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

      The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. The Company does not intend to cause a solicitation to be made by specially engaged employees or other paid solicitors.

      At the close of business on January 9, 2004, there were 50,183,330 issued and outstanding shares of the common stock of the Company, the holders of which are entitled to one vote per share on all matters. There is no other class of securities of the Company entitled to vote at the meeting. Only stockholders of record at the close of business on January 9, 2004, will be entitled to vote at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth the name and address of each stockholder of the Company who, to the knowledge of the Company, beneficially owns more than 5% of the Company’s common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 9, 2004.

		Amount and
		Nature of
Title	Name and Address	Beneficial	Percent
of Class	of Beneficial Owner	Ownership(1)	of Class

Common Stock	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	5,066,000 (2)	10.094%
Common Stock	State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, Illinois 61710	4,141,200 (3)	8.252%

(1)	Unless otherwise indicated, all shares are owned directly by the named entity, with such entity possessing sole voting and dispositive power with respect to such shares.

(2)	Includes 3,215,700 shares beneficially owned by Fidelity Management & Research Company, 1,279,700 shares beneficially owned by Fidelity Management Trust Company and 570,600 shares beneficially owned by Fidelity International Limited. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management and Research Company and the Fidelity Funds each has sole power to dispose of 3,215,700 shares. Fidelity Management & Research Company has the power to vote 3,215,700 (6.408% of class) shares under written guidelines established by the Fidelity Funds’ Board of Trustees. Edward C. Johnson

3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,279,700 shares and the sole power to vote or to direct the voting of 1,265,700 shares and no power to vote 14,000 shares which are owned by institutional account(s). Fidelity International Limited has sole voting and dispositive power over 570,600 shares. This information is based upon FMR Corp.’s Schedule 13(G) dated September 10, 2003.

(3)	State Farm Mutual Automobile Insurance Company has sole power to vote or to direct the vote of 4,128,600 (8.227% of class) shares and has shared dispositive power over 12,600 shares. This information is based upon State Farm Mutual Automobile Insurance Company’s Schedule 13G Amendment dated January 31, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Company’s Chief Executive Officer (“CEO”) and the other four most highly compensated executive officers (the CEO and other four most highly compensated executive officers collectively, the “named executive officers”), and all directors and executive officers as a group, and the percent of the outstanding common stock so owned by each as of January 9, 2004.

		Amount and
		Nature of		Percent
Directors and Named		Beneficial		of
Executive Officers	Title of Class	Ownership(1)		Class(2)

W. H. Helmerich, III	Common Stock	1,838,595	(3)	3.66%
Hans Helmerich	Common Stock	998,706	(4)	1.96%
George S. Dotson	Common Stock	583,265	(5)	1.15%
Douglas E. Fears	Common Stock	217,307	(6)
Steven R. Mackey	Common Stock	127,678	(7)
Gordon K. Helm	Common Stock	64,770	(8)
L. F. Rooney, III	Common Stock	38,079	(9)
John D. Zeglis	Common Stock	12,079	(10)
Glenn A. Cox	Common Stock	11,079	(11)
William L. Armstrong	Common Stock	10,079	(12)
Edward B. Rust, Jr.	Common Stock	8,479	(13)
Paula Marshall-Chapman	Common Stock	1,600	(14)
All Directors and Executive Officers as a Group	Common Stock	3,911,716	(15)	7.55%

(1)	Unless otherwise indicated, all shares are owned directly by the named person, and he or she has sole voting and investment power with respect to such shares.

(2)	Percentage calculation not included if beneficial ownership is less than one percent of class.

(3)	Includes 140,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 20,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(4)	Includes options to purchase 735,345 shares; 10,044 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan; 23,245 shares owned by Mr. Hans Helmerich’s wife, with respect to which he has disclaimed all beneficial ownership; 14,800 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 2,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 50,000 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, and for which he shares voting and investment power.

(5)	Includes options to purchase 494,610 shares; 4,557 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan; 1,300 shares held in a trust for a family member for which Mr. Dotson, as a Co-trustee, shares voting and investment power; 35,554 shares owned by Mr. Dotson’s wife, with respect to which he has disclaimed all beneficial ownership; and 11,125 shares owned by The Dotson Family Charitable Foundation, for which Mr. Dotson is Co-trustee, and for which he shares voting and investment power.

(6)	Includes options to purchase 195,402 shares; 908 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan; and 800 shares owned by a charitable foundation, for which Mr. Fears is Co-trustee, and for which he shares voting and investment power.

(7)	Includes options to purchase 122,482 shares and 1,196 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan.

(8)	Includes options to purchase 56,218 shares and 3,218 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan.

(9)	Includes 29,000 shares held by a corporation controlled by Mr. Rooney and options to purchase 5,079 shares.

(10)	Includes options to purchase 5,079 shares.

(11)	Includes options to purchase 5,079 shares and 2,000 shares held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox’s wife.

(12)	Includes options to purchase 5,079 shares.

(13)	Includes options to purchase 5,079 shares.

(14)	Includes options to purchase 1,400 shares.

(15)	Includes options to purchase 1,630,852 shares and 19,923 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Board of Directors of the Company (“Board”) is divided into three classes — First Class, Second Class, and Third Class — whose terms expire in different years. The terms of the Directors of the First Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the Second Class and the Third Class do not expire until 2005 and 2006, respectively, and consequently their successors are not to be elected at this Annual Meeting. Upon the conclusion of this Annual Meeting, the First, Second and Third Classes of Directors will be comprised of three Directors each.

      The Directors belonging to the Second Class and the Third Class, which are not coming up for election at this meeting, and Nominees for Directors of the First Class, are as follows:

Directors of the Second Class

				Year
		Expiration		First
		of Present		Became
Name	Age	Term	Principal Occupation and Current Directorships	Director

John D. Zeglis	56	2005	Chief Executive Officer and Chairman, AT&T Wireless Services, Inc. (wireless phone services company). Director of AT&T Wireless Services, Inc. and Georgia-Pacific Corporation.	1989
William L. Armstrong	66	2005	Chairman of Cherry Creek Mortgage Company (mortgage banking); The El Paso Mortgage Company (mortgage banking); and Centennial State Mortgage Company (mortgage banking). Director of UNUMProvident Corporation. Trustee of Denver-based Oppenheimer Funds.	1992
L. F. Rooney, III	50	2005	Chairman, Manhattan Construction Company (construction and construction management services) and President of Rooney Brothers Company (holding company with interests in construction, electronics and building components). Director of BOK Financial Corp. and Cimarex Energy Co.	1996

Directors of the Third Class

				Year
		Expiration		First
		of Present		Became
Name	Age	Term	Principal Occupation and Current Directorships	Director

W. H. Helmerich, III	81	2006	Chairman of the Board of the Company.	1949
Glenn A. Cox	74	2006	Retired President and Chief Operating Officer of Phillips Petroleum Company (large integrated oil company). Director of Cimarex Energy Co.	1992
Edward B. Rust, Jr.	53	2006	Chairman of the Board and Chief Executive Officer of State Farm Mutual Automobile Insurance Company. Director of State Farm VP Management Corp.; State Farm Mutual Fund Trust; The McGraw-Hill Companies, Inc. and Caterpillar, Inc.	1997

Nominees for Directors of the First Class

				Year
		Expiration		First
		of Present		Became
Name	Age	Term	Principal Occupation and Current Directorships	Director

Hans Helmerich	45	2004	President of the Company and Chief Executive Officer; holds similar positions as Chairman or President and as Chief Executive Officer of subsidiary companies. Director of Atwood Oceanics, Inc. and Cimarex Energy Co.	1987
George S. Dotson	63	2004	Vice President of the Company and President and Chief Operating Officer of Helmerich & Payne International Drilling Co.; holds similar positions as President and Chief Operating Officer of Helmerich & Payne International Drilling Co. subsidiary companies. Director of Atwood Oceanics, Inc. and Varco International, Inc.	1990
Paula Marshall-Chapman	50	2004	Chief Executive Officer of The Bama Companies, Inc. (manufacturer and marketer of food products). Director of BOK Financial Corp.	2002

      Messrs. Hans Helmerich and George S. Dotson are Directors of Atwood Oceanics, Inc. (“Atwood”), and the Company, through its wholly-owned subsidiary, owns common stock of Atwood. As a result, Atwood may be deemed to be an affiliate of the Company.

      With regard to the election of Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Unless otherwise specified, the proxies on the enclosed form which are executed and returned will be voted for the nominees listed above as “Nominees for Directors of the First Class.” The proxies executed and returned on the enclosed form can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. In all matters other than election of directors, a majority of shares of common stock voting in person or by proxy is required for approval. Abstentions and broker non-votes shall not be counted except for purposes of determining the presence of a quorum at the meeting.

      The Company’s transfer agent will tabulate all votes which are received prior to the date of the Annual Meeting. The Company has appointed two employee inspectors to receive the transfer agent’s tabulation, to tabulate all other votes, and to certify the voting results.

      The principal occupation of each of the Directors and the Nominees for Directors of the First Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to Mr. John D. Zeglis, who was President of AT&T Corporation from 1997 to 1999; and Mr. Edward B. Rust, Jr. who was President of State Farm Mutual Automobile Insurance Company prior to September, 1998. Mr. Hans Helmerich is a son of Mr. W. H. Helmerich, III.

Attendance

      There were four regularly scheduled meetings of the Board held during fiscal 2003. The Company requires each Director to make a diligent effort to attend all Board and Committee meetings as well as the annual meeting of the stockholders. Eight of the Company’s Directors attended the 2003 Annual Meeting of the Stockholders. Except as stated below, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and its committees held during fiscal 2003. Mr. William L. Armstrong did not attend the Nominating and Corporate Governance Committee meeting held on March 5, 2003.

Committees

      Messrs. Cox (Chairman), Rust, and Rooney are members of the Audit Committee. A copy of the Audit Committee Charter is included as Appendix “A” to this Proxy Statement. The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its independent and objective oversight responsibilities of financial reporting and internal financial and accounting controls of the Company and to monitor the qualifications, independence and performance of the Company’s independent accountants. The Board has determined each member of the Audit Committee is “independent” as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. Also, the Board has determined that Mr. Glenn Cox is an “audit committee financial expert” as defined by Item 401 of Regulation S-K. During the fiscal year ended September 30, 2003, the Audit Committee held six meetings.

      Ms. Marshall-Chapman and Messrs. Armstrong and Zeglis (Chairman) are members of the Human Resources Committee (which functions as the Company’s compensation committee). The Board has adopted a written charter for the Human Resources Committee. The primary functions of the Human Resources

Committee are to review and make recommendations or decisions regarding compensation of the Company’s executive officers and non-employee members of the Company’s Board of Directors and to review and make recommendations regarding incentive compensation and equity-based compensation plans. During the year ended September 30, 2003, the Human Resources Committee held one meeting.

      Ms. Marshall-Chapman and Messrs. Armstrong, Cox, Rooney (Chairman), Rust, and Zeglis are members of the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee. The primary functions of the Committee are to identify and to recommend to the Board the selection of Director nominees for each annual meeting of stockholders or for any vacancies on the Board and to make recommendations to the Board regarding the adoption or amendment of corporate governance principles applicable to the Company. During the fiscal year ended September 30, 2003, the Nominating and Corporate Governance Committee held one meeting.

      Each of the charters of the Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee is available on the Company’s website at www.hpinc.com. The non-management Directors, in fiscal 2003, met without management, in regularly scheduled executive sessions. Mr. Rooney has been presiding Director at each executive session.

Corporate Governance

      The By-laws of the Company provide that any stockholder who is entitled to vote for the election of Directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. A stockholder desiring to nominate a person or persons for election to the Board of Directors must send a timely written notice to the Corporate Secretary setting forth in reasonable detail the following (i) as to each person whom the stockholder proposes to nominate for election all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving notice (a) the name and address of the stockholder making the nomination, (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination, and (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder. The By-laws require the same notice with respect to stockholder proposals for other actions to be taken at a meeting of the stockholders.

      To be timely, such notice must be received by the Corporate Secretary at the principal executive offices of the Company (i) in the case of an annual meeting (for which the Company gives at least 90 days prior notice to the stockholders), not less than 50 nor more than 75 days prior to such annual meeting, or (ii) in the case of a special meeting or any other annual meeting, notice must be received by the close of business on the 10th day after notice of such meeting is first given to the stockholders. Stockholders desiring to submit a recommendation for a director nominee for the Board of Directors must submit the recommendation to the Corporate Secretary at the principal executive offices of the Company.

      Historically, the Board has generally identified nominees based upon suggestions by management or Board members and the Board has evaluated those nominees. The Nominating and Corporate Governance Committee does not currently have (i) a policy regarding the handling of Director candidate recommenda-

tions received from stockholders or (ii) a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). These issues will be considered by the Nominating and Corporate Governance Committee which will then make a recommendation to the Board. The nominees for Director will be selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties.

      The Board of Directors has implemented a procedure for stockholders of the Company to send communications to the Board. Any stockholder desiring to communicate with the Board, a specific Committee or individual Directors may do so by writing to the Corporate Secretary who has been instructed by the Board to promptly forward all such communications to the addressee indicated thereon. In addition, any issue or concern may be addressed in a confidential or anonymous manner by submitting the same to the Company through its Ethics Hotline. Additional detail regarding stockholder communication to the Company’s Board of Directors can be found in the “Contact the Helmerich & Payne, Inc. Board of Directors” policy which is available on the Company’s website at www.hpinc.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The information contained in the following Summary Compensation Table for fiscal years 2003, 2002, and 2001 is furnished with respect to the named executive officers.

SUMMARY COMPENSATION TABLE

					Long-term Compensation

	Annual Compensation				Awards		Payouts

				(1)		(2)
				Other		Securities		(3)
				Annual	Restricted	Underlying	LTIP	All Other
				Compensation	Stock	Options	Payouts	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)	Awards($)	(#)	($)	($)

Hans Helmerich —	2003	514,320	-0-	1,239	—	90,000	—	36,366
President and	2002	501,025	210,000	1,577	—	118,260	—	52,735
CEO	2001	483,750	550,000	1,440	—	118,260	—	45,750

George S. Dotson —	2003	447,099	-0-	922	—	60,000	—	31,990
Vice President and	2002	435,684	190,000	1,034	—	78,840	—	37,691
President of	2001	416,698	315,000	938	—	78,840	—	32,302
Drilling Subsidiary

Douglas E. Fears —	2003	266,526	-0-	936	—	30,000	—	22,408
Vice President	2002	259,715	180,000	911	—	39,420	—	22,081
Finance and CFO	2001	250,500	180,000	868	—	39,420	—	19,450

Steven R. Mackey —	2003	222,454	-0-	866	—	25,000	—	19,191
Vice President,	2002	216,770	160,000	615	—	32,850	—	18,418
General Counsel	2001	209,804	150,000	585	—	32,850	—	16,100
and Secretary

Gordon K. Helm —	2003	150,641	-0-	25	—	12,000	—	11,157
Controller	2002	148,300	70,000	21	—	13,140	—	10,984
	2001	143,350	55,100	19	—	13,140	—	9,377

(1)	The amounts specified in this column represent payments of estimated tax liability with respect to Company- provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2)	The number of shares underlying options granted and reflected in the table for fiscal years 2002 and 2001 include the adjustment made after September 30, 2002, to reflect the change in value of the Company’s stock as a result of the spin-off of the Company’s former wholly-owned subsidiary, Cimarex Energy Co. The number of shares underlying such options were increased by a factor of 1.314 by reason of such adjustment.

(3)	With respect to each of the named executive officers, the amounts specified in this column represent the Company’s matching contributions to its 401(k) Plan and Non-qualified Supplemental Savings Plan on behalf of each such executive officer.

Stock Option Grants

      The following table provides information with respect to stock options granted during fiscal year 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Grant Date
	Individual Grants				Value

		Percent of
	Number of	Total
	Securities	Options
	Underlying	Granted to
	Options	Employees	Exercise or		Grant Date
	Granted	in Fiscal	Base Price	Expiration	Present Value
Name	(#)(1)	Year	($/Sh)(2)	Date	$(3)

Hans Helmerich	90,000	.148	27.74	12/4/12	828,900
George S. Dotson	60,000	.099	27.74	12/4/12	552,600
Douglas E. Fears	30,000	.049	27.74	12/4/12	276,300
Steven R. Mackey	25,000	.041	27.74	12/4/12	230,250
Gordon K. Helm	12,000	.020	27.74	12/4/12	110,520

(1)	These options were granted pursuant to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan and are nonqualified stock options which vest annually in 25% increments, beginning one year from the date of grant.

(2)	The exercise price is the fair market value of the Company’s stock on the grant date.

(3)	The hypothetical present values on grant date were calculated under a modified Black-Scholes model, which is a mathematical formula used to value options. This formula considers a number of factors in hypothesizing an option’s present value. Factors used to value the options include the stock’s expected annual volatility rate (49.23%), risk free rate of return (4.03%), dividend yield (1.15%), term (10 years), and discounts for forfeiture of unvested shares (21.21%) and reduced term on vested shares (19.15%).

      The ultimate values of these options will depend on the future market price of the Company’s stock, which cannot be forecast with reasonable accuracy. The Company does not believe that the Black-Scholes model, whether modified or not modified, or any other valuation model, is a reliable method of computing the present value of the Company’s employee stock options. The actual value, if any, the optionee will realize will depend on the excess of the market value of the Company’s stock over the exercise price on the date of exercise.

Option Exercises and Holdings

      The following chart sets forth information with respect to the named executive officers of the Company concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-money
			Options at	Options at
			FY-End(#)(1)	FY-End($)(2)

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise(#)	Value Realized($)	Unexercisable	Unexercisable

Hans Helmerich	-0-	-0-	624,150 /	4,831,730 /
			267,390	615,891
George S. Dotson	-0-	-0-	420,480 /	3,248,770 /
			178,260	410,594
Douglas E. Fears	-0-	-0-	158,337 /	948,295 /
			89,130	205,296
Steven R. Mackey	4,000	$53,740	91,594 /	372,913 /
			74,274	171,081
Gordon K. Helm	-0-	-0-	43,363 /	381,861 /
			31,710	68,433

(1)	These totals contain out-of-the-money options of 208,260, 138,840, 69,420, 57,850 and 12,000 for Messrs. Helmerich, Dotson, Fears, Mackey and Helm, respectively.

(2)	Fair market value used for computations in this column was $26.14 per share, which was the closing price of the Company’s common stock on September 30, 2003.

Summary of All Existing Equity Compensation Plans

      The following chart sets forth information concerning the equity compensation plans of the Company as of September 30, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available
		Weighted-	for future issuance
	Number of securities	average exercise	under equity
	to be issued upon	price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in column
Plan Category	warrants and rights	and rights	(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,327,388	$21.408	1,596,950
Equity compensation plans not approved by security holders(2)	—	—	—
Total	4,327,388	$21.408	1,596,950

(1)	Includes the 1990 Stock Option Plan, the 1996 Stock Incentive Plan and the 2000 Stock Incentive Plan of the Company.

(2)	The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

Long-term Incentive Plans

      The Company has no long-term incentive plans.

Pension Plans

      During fiscal 2003, the Company revised its pension plan to close the pension plan to new participants effective October 1, 2003, and reduce benefit accruals for current participants through September 30, 2006, at which time benefit accruals will be discontinued and the plan frozen.

      The pension benefit under the Company’s pension plan for time periods prior to October 1, 2003, is calculated pursuant to the following formula:

Compensation × 1.5% = Annual Pension Benefit.

      The pension benefit for the period commencing October 1, 2003 through September 30, 2006, is calculated as follows:

Compensation × 0.75% = Annual Pension Benefit.

      Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant’s career. “Compensation” includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and Section 125 “cafeteria plan” deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

      Based upon these formulas, an assumed annual salary and bonus growth rate of 6% and an age 65 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

		Annual
	Current	Retirement
Name	Age	Benefit(1)

Hans Helmerich	45	$150,831
George S. Dotson	63	$162,588
Douglas E. Fears	54	$63,131
Steven R. Mackey	53	$57,741
Gordon K. Helm	51	$27,218

(1)	The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and do not contemplate any reduction for Social Security or other offset amounts.

Report on Repricing of Options

      There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2003, the members of the Company’s Human Resources Committee were Ms. Marshall-Chapman and Messrs. Armstrong and Zeglis. No executive officer or director of the Company has any relationship covered by the Compensation Committee Interlock and Insider Participation regulations.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

      Each of the named executive officers has entered into a Change of Control Agreement with the Company. If the Company terminates a named executive officer’s employment within 24 months after a change of control other than for cause, disability, death or the occurrence of a substantial downturn, or if any of the named executive officers terminates his employment for good reason within 24 months after a change of control (as such terms are defined in the Change of Control Agreement), any options or restricted stock granted to any of the named executive officers will vest in full and the Company will be required to pay or provide (i) a lump sum payment equal to two and one-half (2 1/2) times the base salary and annual bonus of Mr. Hans Helmerich and two (2) times the base salary and annual bonus of the other named executive officers, (ii) 24 months of benefit continuation, (iii) a prorated annual bonus, and (iv) up to $5,000 for out-placement counseling services; provided that the payments and benefits shall be provided only if a named executive officer executes and does not revoke a release of claims in the form attached to the Change of Control Agreement. The Change of Control Agreement is automatically renewed for successive two-year periods unless terminated by the Company.

      The Helmerich & Payne, Inc. 1990 Stock Option Plan, the Helmerich & Payne, Inc. 1996 Stock Incentive Plan and the Helmerich & Payne, Inc. 2000 Stock Incentive Plan contain a provision whereby all stock options and restricted stock will automatically become fully vested and immediately exercisable in the event of a “change of control” of the Company, as defined in such plans.

      If a named executive officer dies prior to age 65 while employed by the Company or after having retired under the Company’s pension plan, then pursuant to an agreement with each named executive officer the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Company until age 65 or has retired under the provisions of the Company’s pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

Human Resources Committee Report

      Decisions or recommendations with regard to the compensation of the Company’s executive officers are made by the Human Resources Committee of the Board (“Committee”). Each member of the Committee is a non-employee director. Decisions about awards under the Company’s equity-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of the Company’s executive officers are reviewed and approved by the other non-employee members of the Board. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar-year salary adjustments and stock-based compensation, as well as to consider bonus compensation for executive officers for the prior fiscal year.

Executive Officer Compensation Policies

      The Company’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including certain of those companies contained within the S&P 500 Oil & Gas Drilling Index. Also, when the Committee contemplates the awarding of stock options or restricted stock to its executives, it considers, among other things, the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Company has developed a straightforward compensation package consisting of salary, annual bonus, and periodic awards of stock options and/or restricted stock. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Base salaries are set to recognize individual performance while attempting to generally approximate the median level of base salaries among the Company’s competitors. Annual bonuses to executive officers are awarded based upon performance criteria, competitive considerations, and the Committee’s subjective determination of individual performance. Awards of stock options and restricted stock are primarily designed to tie a portion of each executive’s compensation to long-term future performance of the Company. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management’s and stockholders’ interests. The value of these awards will increase or decrease based upon the future price of the Company’s stock.

      During fiscal 2003, the Committee, with the assistance of an independent compensation consulting firm, reviewed the Company’s executive compensation practices. There were no material changes made in the Company’s executive compensation practices as a result of such review.

      In determining executive compensation for fiscal 2003, the Committee considered the Company’s overall historical performance and its future objectives, together with fiscal 2003 corporate performance. The Committee believes that this policy provides a certain degree of stability in executive compensation considering the cyclical nature of the Company’s business. Within this framework, the Committee considered several disproportionately weighted performance objectives in making its compensation decisions for fiscal 2003. The performance objectives and their weighting were: net income as a percentage of invested capital (35%); earnings per share (35%); pre-tax cash flow from operations (15%); and pre-tax operating income (15%). The Committee determined that none of the performance objectives were met in fiscal 2003.

      Each of the executive officers was assigned a 2003 target bonus award expressed as a percentage of base salary. Whether an executive officer earns all, more, or a portion of his target bonus award depends upon satisfaction of the performance objectives and the Committee’s subjective determination of individual performance.

      During fiscal 2003, stock options were awarded to the executive officers and other key employees. In making these stock option awards, the Committee considered both individual performance and the amount of stock option awards made by competitors.

      Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million annually will not be deductible for federal income tax purposes. The current compensation levels of the Company’s executive officers are well below the $1 million threshold. The Committee intends to optimize the deductibility of compensation paid to the Company’s executive officers. However, if future compliance with Section 162(m) conflicts with the Company’s compensation policy or what is believed to be in the best interests of the Company or its stockholders, then future compensation arrangements may not be fully deductible under Section 162(m).

Compensation Paid to the Chief Executive Officer

      Mr. Helmerich’s compensation is determined in the same manner as described for the other executive officers. The Committee in December 2002 granted Mr. Helmerich a 2.5% salary increase for calendar 2003. Consistent with the Company’s compensation policies, Mr. Helmerich’s salary was increased in order to approximate the median level of base salaries of competitor CEOs. As a result of the Committee’s December 2003 review of corporate performance, industry conditions and other corporate considerations, the Board did not grant Mr. Helmerich nor the other named executive officers a bonus.

      The Committee awarded Mr. Helmerich stock options to purchase 90,000 shares of stock. The Committee based this award on its subjective assessment of Mr. Helmerich’s performance as CEO and the amount of stock options awarded to competitor CEOs.

Submitted By The Human Resources Committee

William L. Armstrong	Paula Marshall-Chapman	John D. Zeglis

Audit Committee Report

      In conjunction with its activities during the fiscal year ended September 30, 2003, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management of the Company. The members of the Audit Committee have also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61. The Audit Committee has received from the Company’s independent accountant the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant’s independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2003.

Submitted By The Audit Committee

Glenn A. Cox	Edward B. Rust, Jr.	L. F. Rooney, III

Performance Graph

      The following performance graph reflects the yearly percentage change in the Company’s cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 Index and the S&P 500 Oil & Gas Drilling Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

CUMULATIVE TOTAL RETURN ON COMMON STOCK

Director Compensation

      Each non-employee Director receives a $2,500 attendance fee for each regularly scheduled meeting that he or she attends, plus expenses incurred in connection with attending meetings. Each non-employee Director is eligible to receive stock option awards pursuant to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan as an annual retainer fee in lieu of a cash retainer payment. For fiscal 2003, each non-employee Director was awarded stock options to purchase 1,400 shares of the Company’s stock. Mr. W. H. Helmerich, III receives no compensation from the Company for serving as its Chairman of the Board, nor do the employee Directors receive compensation for serving on the Board of Directors.

      Members of the Company’s Audit Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee receive a fee of $500 per meeting attended, plus expenses incurred in connection with attending meetings. It is anticipated that there will be four regularly scheduled meetings of the Board during fiscal 2004.

Transactions with Management and Others

      Mr. L. F. Rooney, III is a Director of the Company and Chairman of Manhattan Construction Company (“Manhattan”). During fiscal 2003, the Company paid $769,269 to Manhattan for work performed within a Company-owned outdoor shopping mall. This work included demolition of a multi-story building and site improvements to the area formerly occupied by such building.

      Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Company in December of 1989. Pursuant to a consulting agreement with the Company, he receives $154,800 per calendar year, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Company. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Company or Mr. W. H. Helmerich, III.

      Mr. Rik Helmerich is a son of Mr. W. H. Helmerich, III and the brother of Mr. Hans Helmerich. The Company owns an outdoor shopping mall and leases space, at competitive rates, to one restaurant which is partially owned by Mr. Rik Helmerich. The restaurant also leases warehouse space from the Company. The annual rental paid by such restaurant to the Company in fiscal 2003 totaled $79,995.

Section 16(a) Beneficial Ownership Reporting Compliance

      For the fiscal year ended September 30, 2003, all reports were filed on a timely basis with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely upon the written representations of its Directors and executive officers, and copies of the reports they have filed with the Securities and Exchange Commission.

Independent Accountants

      The independent public accounting firm selected by the Company for the current year which audited the accounts of the Company for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders’ meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit Fees

      The following table sets forth the aggregate fees and costs paid to Ernst & Young LLP during the last two fiscal years for professional services rendered to the Company:

	Years Ended
	September 30

	2003	2002

Audit Fees(1)	$245,029	$397,679
Audit-Related Fees(2)	50,280	34,600
Tax Fees(3)	110,435	237,705
All Other Fees	—	—

Total	$405,744	$669,984

(1)	For auditing the annual financial statements for the years ended September 30, 2003 and 2002 and the reviews of the financial statements included in the Company’s Form 10-Q reports and statutory audits required internationally for the fiscal years ended August 31, 2003 and 2002. For the year ended September 30, 2002, the Audit Fees include $192,000 for audit services and consultation in connection with the spin-off of the exploration and production division.

(2)	For the audits of the Company’s Employee Retirement Plan, 401(k) Savings Plan, Flexible Benefits Plan and Maintenance Costs of Common Area Facilities for a wholly-owned subsidiary.

(3)	For services rendered for tax compliance, tax advice and tax planning, including expatriate tax services. The Tax Fees for the year ended September 30, 2002, includes $159,000 for consulting services related to state sales tax audits.

      The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent public accountant as well as the fee charged for such services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority for such services to one or more of it’s members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. Beginning May 6, 2003, all of the audit and non-audit services provided by the Company’s independent public accountant were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor’s independence.

Stockholder Proposals

      The Company’s annual meeting for 2005 will be held Wednesday, March 2, 2005. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 2005 annual meeting must submit such proposal or proposals in writing to the Company at its executive office in Tulsa, Oklahoma, Attention: Corporate Secretary, on or before September 25, 2004, in order for such proposal or proposals to be considered for inclusion in the Company’s proxy statement and accompanying proxy. For any other proposal that a stockholder wishes to have considered at the Company’s 2005 annual meeting, the Corporate Secretary must receive written notice of such proposal during the period beginning December 17, 2004, and ending

January 11, 2005. Proposals which are not received in such time period will be considered untimely and the persons serving as proxies will have discretion on whether to vote on such matters at the meeting. In addition, proposals must also comply with the Company’s By-laws and the rules and regulations of the Securities and Exchange Commission.

Other Matters

      As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

By Order of the Board of Directors

STEVEN R. MACKEY
Secretary

Dated: January 26, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF HELMERICH & PAYNE, INC.

I.     AUDIT COMMITTEE PURPOSE

      The Audit Committee is appointed by the Helmerich & Payne, Inc. Board of Directors (“Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of Helmerich & Payne, Inc.’s (the “Company”) financial statements and related financial reporting process and systems of internal controls.

•	Assist the Board with the oversight of the Company’s compliance with legal and regulatory requirements.

•	Monitor the qualifications, independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, without Board approval and at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any outside legal, accounting or other advisors employed by the Audit Committee.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

      Audit Committee members shall be appointed by the Board on recommendation of the Nominating and Governance Committee and shall meet the requirements of the New York Stock Exchange (“NYSE”). The Audit Committee shall be comprised of three or more directors, each of whom shall be independent of management and the Company as defined in the NYSE listing standards, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Audit Committee) by having a basic understanding of finance and accounting and being able to read and understand financial statements. At least one member of the Audit Committee should be an “audit committee financial expert” as defined by the rules and regulations of the Commission. No member of the Audit Committee shall simultaneously serve on the Audit Committee of more than three public companies.

      The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. If the Audit Committee Chair is not present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall periodically meet, separately, in executive session with management, the director of the internal auditing department, the independent auditors, and as an Audit Committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

A. General Review Procedures and Duties. The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the Charter published at least every three (3) years in accordance with the Commission’s rules and regulations.

      2. Review the Company’s annual audited financial statements prior to filing. Review should include a discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments, together with a discussion of the Company’s disclosures in the annual audited financial statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss guidelines and policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

      4. Review the Company’s quarterly financial statements prior to filing. Review should include a discussion with management and the independent auditors of the Company’s disclosures in the quarterly financial statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Discuss any significant changes to the Company’s accounting principles and any significant findings or items required to be communicated by the independent auditors in accordance with generally accepted auditing standards.

      5. Discuss and establish a policy with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

      6. Report regularly to the Board regarding the Audit Committee’s activities, including reviewing with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the Company’s independent auditors, and the performance of the internal audit function.

      7. The fundamental responsibility for the Company’s financial statements and disclosures rests with management. The independent auditors are responsible for auditing the Company’s financial statements and reviewing the Company’s unaudited interim financial statements. The Audit Committee will review, in addition to fulfilling its other duties under this Charter: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      8. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      9. Recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

      10. The Audit Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Audit Committee shall evaluate whether this Charter appropriately addresses the matters that are and should be within its scope. The Audit Committee shall address all matters that the Audit Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, the manner in which they were discussed and debated, and whether the number and length of meetings of the Audit Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      11. Establish procedures for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

B. Independent Auditors. The independent auditors report directly to the Audit Committee. The Audit Committee shall:

      1. Review the independence and performance of the auditors and have a clear understanding with the auditors that the Audit Committee has the sole authority and responsibility to select, retain, compensate, evaluate, and if appropriate, terminate their services. The Audit Committee shall be directly responsible for oversight of the independent auditors, including the evaluation of the auditor’s qualifications, performance and independence and the resolution of disagreements between management and the independent auditors. As part of the evaluation of the Company’s independent auditor, the Audit Committee shall review and evaluate the lead partner of the independent auditor, ensure the regular rotation of audit partners as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

      2. Pre-approve all auditing and permitted non-auditing services that the independent auditors will perform for the Company, in accordance with all applicable laws. The Audit Committee may delegate such pre-approved authority to one or more Audit Committee members and any member exercising such pre-approval authority shall report on all pre-approvals at the next Audit Committee meeting. Any non-audit services approved by the Audit Committee must be reported in the Company’s periodic reports to the Commission.

      3. Approve the terms of independent auditor engagements and all fees and other compensation to be paid to the independent auditors, as well as the terms and fees relating to all non-audit engagements.

      4. On an annual basis, obtain from the auditors a written statement delineating all of their relationships with the Company, review and discuss with the auditors the independence of the auditors together with the nature and scope of any disclosed relationships or services and recommend that the Board of Directors take appropriate action to ensure the continuing independence of the auditors. In addition, and at least annually, request from the auditors and review a written report describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues. The Audit Committee shall review the foregoing and the auditors work throughout the year, taking into account the opinions of management and internal auditors, and present to the Board its conclusions with respect to the auditor’s qualifications, performance and independence.

      5. Review the independent auditor’s audit plan.

      6. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with generally accepted auditing standards.

      7. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

      8. Discuss with the independent auditor the matters to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

      9. Set clear hiring policies for employees or former employees of the Company’s independent auditors.

      10. Review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies to be used; (b) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

C. Internal Audit Department and Legal Compliance. The Audit Committee shall:

      1. Review the internal audit plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

      2. Review the appointment, performance, and replacement of the internal audit manager.

      3. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

      4. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

D. Other Audit Committee Responsibilities. The Audit Committee shall:

      1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

      2. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing laws, as the Audit Committee or the Board deems necessary or appropriate.

      3. Maintain minutes of meetings and periodically provide reports to the Board.

Notice Of Annual Meeting

Of Stockholders

to be held

March 3, 2004

and

Proxy Statement

1437 SOUTH BOULDER AVENUE
TULSA, OKLAHOMA 74119

Proxy for Annual Meeting

HELMERICH & PAYNE, INC.

This Proxy Is Solicited by and on Behalf of the Board of Directors.

    The undersigned hereby appoints as his/ her proxies, with powers of substitution and revocation, W. H. Helmerich, III, Hans Helmerich, and Steven R. Mackey, or each of them (the “Proxies”), to vote all shares of Helmerich & Payne, Inc., which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Helmerich & Payne, Inc., to be held at The Philbrook Museum Of Art, Patti Johnson Wilson Hall, 2727 South Rockford Road, Tulsa, Oklahoma, on Wednesday, March 3, 2004, at 12:00 noon, Tulsa time, and all adjournments thereof.

1.	Nominees for Directors of the “First Class” for a three-year term are Hans Helmerich, George S. Dotson, and Paula Marshall-Chapman. DIRECTORS RECOMMEND A VOTE FOR ITEM 1.

☐ FOR all listed nominees	☐ WITHHOLD vote from all listed nominees	☐ WITHHOLD vote only from

(Continued on Next Page)

(Continued from First Page)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINE PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINE PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS. IF ANY OTHER MATTER SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: _______________________________________________________ , 2004.

(Sign here exactly as name appears herein. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, guardian, or trustee, please give your full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person.)

(Signature if held jointly)